SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) June 3, 1999

                               FINISHMASTER, INC.
             (Exact name of registrant as specified in its charter)



             Indiana                    000-23222                38-2252096
--------------------------------------------------------------------------------
(State or other jurisdiction)     (Commission File Number)      (IRS Employer
                                                             Identification No.)



   54 Monument Circle, Suite 600                                    46204
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code            (317) 237-3678
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


Item 5.  Other Events.

     The news release attached hereto as Exhibit A is incorporated by reference herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FINISHMASTER, INC.


Dated:  June 7, 1999                     By: /s/ Andre B. Lacy
                                             -----------------------------------
                                             Andre B. Lacy, Chairman of
                                                 the Board and Chief Executive
                                                 Officer

                                                                       Exhibit A
                                                                       ---------



                                                                    NEWS RELEASE


                            FinishMaster Appoints New
                      President and Chief Operating Officer

         INDIANAPOLIS, INDIANA, June 3, 1999 -- FinishMaster, Inc.
(Nasdaq: FMST) announced today that Wes Dearbaugh has been appointed President and Chief Operating Officer of the company effective June 14, 1999. He succeeds Thomas U. Young who will continue to serve as Vice Chairman.

         Dearbaugh joins FinishMaster from his previous position as President of ATC Distribution Group in Chicago where he led the organization through significant change and growth and was instrumental in building the $200 million division of ATC Corp. into North America's largest transmission parts distributor. Prior to joining ATC, Dearbaugh was a partner with an independent distributor of Cummins diesel engines and parts.

         Dearbaugh is a graduate of Findlay University and received his MBA from Bowling Green State University.

         "We are very pleased to have Wes Dearbaugh come aboard to lead the FinishMaster team toward becoming a 21st Century distributor," stated Andre B. Lacy, chairman and chief executive officer of FinishMaster. "His experience in leading growth through strategic acquisitions will be invaluable to our organization."

         FinishMaster is the leading national distributor of automotive paints, coatings and related accessories to the automotive collision repair industry. The company operates 151 sales outlets and three major distribution centers in 22 states.

         For more information on the Company via the Internet, visit Corporate News on the Net page at http://www.businesswire.com/cnn/fmst.htm: or via fax, through the NewsOnDemand service, call 800-411-3989.

                                   # # # # # #

Contact:  Thomas U. Young, FinishMaster, Inc. 317-237-3678 Ext. 228